UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2011

Oculus Innovative Sciences, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-33216	68-0423298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1129 N. McDowell Blvd.
Petaluma, CA 94954
 (Address of Principal Executive Offices) (Zip Code)

(707) 782-0792
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The 2011 Annual Meeting of Stockholders of Oculus Innovative Sciences, Inc. (the “Company”) was held on September 12, 2011.  Proxies were solicited pursuant to the Company’s proxy statement filed on July 29, 2011 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934.

The number of shares of the Company’s common stock entitled to vote at the Annual Meeting was 26,793,348. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 20,823,318. Each share of common stock was entitled to one vote with respect to matters submitted to the Company’s stockholders at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders were asked (i) to elect two Class III directors, nominated by the Board of Directors, to serve until the 2014 Annual Meeting or until their successors are duly elected and qualified; (ii) to approve the adoption of the 2011 Stock Incentive Plan; and (iii) to ratify the appointment of Marcum LLP as its independent registered public accounting firm. The voting results reported below are final.

Proposal 1 – Election of Directors

Gregg Alton and Jay Birnbaum were duly elected as the Class II directors. The results of the election were as follows:

NOMINEE	FOR	WITHHELD
Richard Conley	8,632,532	891,168
Gregory French	8,649,640	874,060

Proposal 2 – Approval of the 2011 Stock Incentive Plan

The 2011 Stock Incentive Plan was approved.  The results of the approval were as follows:

FOR	AGAINST	ABSTAIN
4,832,644	4,628,782	62,274

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The appointment of Marcum, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012 was ratified. The results of the ratification were as follows:

FOR	AGAINST	ABSTAIN
15,757,104	1,170,080	1,170,080

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULUS INNOVATIVE SCIENCES, INC.

Date: September 16, 2011	By:	/s/ Hojabr Alimi
Hojabr Alimi
Chairman of the Board and Chief Executive Officer